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                                                                       EXHIBIT 4


                          ORBITAL SCIENCES CORPORATION
                      1997 STOCK OPTION AND INCENTIVE PLAN
                       (as amended through April 25, 2002)

1.                PURPOSE OF PLAN

                  The purpose of this 1997 Stock Option and Incentive Plan (the "Plan") is to advance the interests of Orbital Sciences Corporation and its stockholders by enabling Orbital and Participating Companies (as defined below) to attract and retain highly talented employees, directors, consultants and advisers who are in a position to make significant contributions to the success of Orbital, to reward them for their contributions to the success of Orbital, and to encourage them, through stock ownership, to increase their proprietary interest in Orbital and their personal interest in its continued success and progress.

                  The Plan provides for the award of Orbital stock options and Orbital common stock. Options granted pursuant to the Plan may be incentive or nonstatutory stock options. Options granted pursuant to the Plan shall be presumed to be nonstatutory options unless expressly designated as incentive options at the time of grant.

2.                DEFINITIONS

                  For the purposes of this Plan and related documents, the following definitions apply:

                  "Award Agreement" means the stock option agreement, restricted stock agreement or other written agreement between Orbital and a Grantee that evidences and sets out the terms and conditions of a Grant.

                  "Board" means the Board of Directors of the Company.

                  "Committee" means a committee of, and designated from time to time by resolution of the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate, and each of whom shall qualify in all respects as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation. Commencing on the Effective Date, and until such time as the Board shall determine otherwise, the Committee shall be the Human Resources and Nominating Committee of the Board.

                  "Company" or "Orbital" means Orbital Sciences Corporation, a Delaware corporation, or any successor thereof.

                  "Effective Date" means January 24, 1997.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means the closing sale price of Stock on the national securities exchange on which the Stock is then principally traded or, if that measure of price is not available, on a composite index of such exchanges or, if that measure of price is not available, in a national market system for securities on the date of the option grant (or such other date as is specified herein). In the event that there are no sales of Stock on any such exchange or market on date of the option grant (or such other date as is specified herein), the fair market value of Stock on the date of the grant (or such other date as is specified herein) shall be deemed to be the closing sales price on the next preceding day on which Stock was sold on any such exchange or market. In the event that the Stock is not listed on any such market or exchange on the applicable date, a reasonable valuation of the fair market value of the Stock on such date shall be made by the Board.

                  "Grant" means an award of an option or Restricted Stock under the Plan.


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                  "Grantee" means a person who receives or holds an option or
                  Restricted Stock under the Plan.

                  "I.R.C." means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  "Incentive Option" means any option granted under the Plan intended to satisfy the requirements under I.R.C. Section 422(b) as an incentive stock option.

                  "Nonstatutory Option" means any option granted under the Plan that does not qualify as an Incentive Option.

                  "Old Option Plans" shall mean Orbital's 1990 Stock Option Plan and Orbital's 1990 Stock Option Plan for Non-Employee Directors.

                  "Option Termination Date" is defined in Section 11(c) below.

                  "Outside Director" means a member of the Board who is not an officer or employee of the Company.

                  "Parent" means a parent corporation as defined in I.R.C.
Section 424(e).

                  "Participating Company" means the Company, any Parent of the Company, and any subsidiary (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company or its Parent.

                  "Plan" means this 1997 Stock Option and Incentive Plan.

                  "Restricted Stock" means shares of Stock awarded to a Grantee pursuant to Section 13 hereof.

                  "Stock" means shares of the Company's authorized Common Stock, $.01 par value per share.

                  "Subsidiary" means a subsidiary corporation as defined in I.R.C. Section 424(f).

                  "Terminating Transaction" means any of the following events:
(a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other persons in which the Company is not the surviving corporation or becomes a subsidiary of another corporation other than a corporation that was a Participating Company immediately prior to such event; (c) a sale of substantially all the Company's assets to a person or entity other than a corporation that was a Participating Company immediately prior to such event; or (d) a person (or persons acting as a group or otherwise in concert) owning equity securities of the Company that represent a majority or more of the aggregate voting power of all outstanding equity securities of the Company. As used herein or elsewhere in this Plan, the word "person" shall mean an individual, corporation, partnership, association or other person or entity, or any group of two or more of the foregoing that have agreed to act together.

                  "Total Disability" means a "total and permanent disability" as defined in I.R.C. Section 22(e)(3).

3.                ADMINISTRATION OF PLAN

                  (a) Administration by Board. The Plan shall be administered by the Board. The Board shall have authority, not inconsistent with the express provisions of the Plan, to:

                  (i) award Grants consisting of options or Restricted Stock, or both, to such eligible persons as the Board may select;

                  (ii) determine the timing of Grants and the number of shares of Stock subject to each Grant;


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                  (iii)    determine the terms and conditions of each Grant,
         including whether an option is an Incentive Option or a Nonstatutory Option (consistent with the requirements of the I.R.C.) and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting or forfeiture of a Grant;

                  (iv) adopt such rules and regulations as the Board may deem necessary or appropriate to carry out the purposes of the Plan; and

                  (v) interpret the provisions of the Plan and of any Grants made hereunder and decide any questions and settle all controversies and disputes that may arise in connection with the Plan.

All decisions, determinations, interpretations or other actions by the Board with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Participating Companies and Grantees and their respective legal representatives, their successors in interest and permitted assigns and upon all other persons claiming by, through, under or against any of them.

                  (b) Administration and Delegation by Committee. The Board, in its sole discretion, may delegate some or all of its powers with respect to the Plan to a Committee (in which case references to the Board in this Plan shall be deemed to refer to the Committee, where appropriate) except for interpreting or making changes to Section 9 or Section 11(b) and except with respect to any grants to directors of the Company under Sections 8 and 13. The Committee, in its sole discretion, may delegate to the Chairman, the President and the Chief Executive Officer, or any of them, while any such officer is a member of the Board, authority to award Grants under the Plan. Such authority shall be on such terms and conditions, and subject to such limitations, as the Committee shall specify in its delegation of authority. Except to the extent otherwise specified by the Committee in such delegation, the delegated authority to grant awards of options and Restricted Stock shall include the power to:

                  (i) award Grants consisting of options or Restricted Stock, or both, to such eligible persons as the authorized officer may select;

                  (ii) determine the timing of Grants and the number of shares of Stock subject to each award; and

                  (iii) determine the terms and conditions of each Grant, including whether an option is an Incentive Option or a Nonstatutory Option (consistent with the requirements of the I.R.C.) and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting or forfeiture of a Grant.

Except to the extent otherwise specified by the Committee in such delegation, the authority so delegated shall be in addition to, and not in lieu of, the authority of the Committee to make awards under the Plan.

4.                SHARES SUBJECT TO THE PLAN

                  (a)      Availability. Subject to adjustment as provided in
Section 4(c) below, the maximum aggregate number of shares of Stock available for issuance under the Plan shall be 10,600,000.

                  (b) Reavailability of Options; Stock to be Delivered. If any Stock covered by a Grant is not purchased or is forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock so terminated or forfeited shall again be available for making Grants under the Plan. In the event that Stock that was previously issued by the Company is reacquired by the Company as part of the consideration received (in accordance with Section 12(b) below) upon the subsequent exercise of an option, such reacquired Shares shall again be available for the granting of options hereunder. Stock delivered under the Plan shall be authorized but unissued shares or, at the Board 's discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

                  (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, exchange of shares, distribution payable in capital stock, recapitalization or other change in Orbital's capital stock, the number and kind of shares of Stock subject to Grants then outstanding or subsequently awarded under the Plan,


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the exercise price of any outstanding option, the maximum number of shares of
Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.

5.                EFFECTIVE DATE.

                  The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date by Orbital's shareholders. Upon approval of the Plan by the stockholders of Orbital as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if Orbital's stockholders had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Grants made hereunder shall be null and void and of no effect.

6.                AWARD AGREEMENT

                  Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by Orbital and by the Grantee, in such form or forms as the Board shall from time to time approve. Each Award Agreement evidencing a Grant of options shall specify whether such options are intended to be Nonstatutory Options or Incentive Options.

7.                OPTION EXERCISE PRICE

                  The option exercise price for shares of Stock to be issued under the Plan shall be the Fair Market Value of the Stock on the Grant date (or 110% of the Fair Market Value in the case of an Incentive Option granted to a ten-percent shareholder).

8. DISCRETIONARY OPTION GRANTS. Grants may be made under the Plan to any employee or director of any Participating Company as the Board shall determine and designate from time to time. Grants of options may be made under the Plan to any consultant or adviser to any Participating Company whose participation in the Plan is determined by the Board to be in the best interests of the Company and is so designated by the Board. Notwithstanding the foregoing, grants to persons who are not employees of the Company or any Parent or Subsidiary of the Company shall not be Incentive Options.

9.                OUTSIDE DIRECTOR OPTION GRANTS

                  (a) Automatic Grants. On January 2 of each year, each Outside Director shall automatically be awarded a Grant of a Nonstatutory Option to purchase 5,000 shares of Stock.

                  (b) Grants in Lieu of Annual Fee. Each Outside Director shall be entitled to receive a Nonstatutory Option to purchase a specified number of shares of Stock in lieu of his or her annual Board retainer fee. Such specified number (i) shall be calculated by the Chief Financial Officer of the Company, using a Black-Scholes (or other generally accepted) valuation method based on the Fair Market Value of the Stock on January 15 of the applicable year (or the next business day, if January 15 falls on a weekend), assuming a ten-year option term and (ii) shall be adjusted upward by 10% to take into account the one-year vesting term. The exercise price of such option shall be equal to the Fair Market Value of Shares on January 15 (or the next business day, if January 15 falls on a weekend), which shall also be the Grant date. Any Outside Director desiring to receive an option in lieu of cash shall notify the Company of this election, which shall be irrevocable, by submitting a written notice to the Corporate Secretary in accordance to procedures as determined by the Board.

10.               LIMITATIONS ON GRANTS


                  (a) Limitation on Shares of Stock Subject to Grants. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for a Grant under Section 8 hereof is 1,200,000 shares of Stock during the first ten (10) calendar years of the Plan, and 100,000 per year thereafter. The


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"per individual" limitations described in this paragraph shall be construed and applied consistent with the rules and regulations under I.R.C. Section 162(m).

                  (b) Limitations on Incentive Options. Incentive Options may only be granted to employees of the Company or any Parent or Subsidiary of the Company.

11.               VESTING AND TERMINATION OF OPTIONS

                  (a) Vesting of Discretionary Options. Subject to the other provisions of this Section 11, Options granted pursuant to Section 8 shall vest and become exercisable at such time and in such installments as the Board shall provide in each individual Award Agreement. Notwithstanding the foregoing, the Board may, in its sole discretion, accelerate the time at which all or any part of an option may be exercised.

                  (b) Vesting of Outside Director Options. Subject to the other provisions of this Section 11, options granted under Section 9 shall become exercisable as to 100% of the Stock covered thereby on the first anniversary of the Grant date.

                  (c) Termination of Options. All options shall expire and terminate on such date as the Board shall determine ("Option Termination Date"), which in no event shall be later than ten (10) years from the date such option was granted. In the case of an Incentive Option granted to a ten-percent stockholder, the option shall not be exercisable after the expiration of five
(5) years from the date such option was granted. Upon termination of an option or portion thereof, the Grantee shall have no further right to purchase Stock pursuant to such option.

                  (d)      Termination of Employment or Service.

                                    (i)      Termination of Employment or
Directorship. Upon the termination of the employment or directorship of a Grantee with a Participating Company for any reason other than for "cause" (pursuant to Section 14 below) or by reason of death or Total Disability, all options that are not exercisable shall terminate on the employment/directorship termination date. Options that are exercisable on the employment/directorship termination date shall continue to be exercisable for (A) six (6) months following the employment/directorship termination date (in the case of Nonstatutory Options), (B) three (3) months following the employment termination date (in the case of Incentive Options), or (C) the Option Termination Date, whichever occurs first. A Grantee who is an employee or director of a Participating Company shall be deemed to have incurred a termination for purposes of this Section 11 (d)(i) if such Participating Company ceases to be a Participating Company, unless such Grantee is an employee, director, consultant or adviser of any other Participating Company.

                                    (ii)     Service Termination. In the case of
an optionee who is not an employee or director of any Participating Company, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such optionee that are not then exercisable shall terminate upon termination of service for any reason. Unless such termination was for "cause" (pursuant to Section 14 below), options that are exercisable on the date the optionee's service as a consultant or adviser terminates shall continue to be exercisable for a period of six (6) months following the service termination date (as defined in a consulting or similar agreement or as determined by the Board) or the Option Termination Date, whichever occurs first.

                  (e) Rights in the Event of Death. In the event that the employment and/or directorship of an optionee with a Participating Company is terminated by reason of death, all options that are not exercisable shall terminate on the date of death. Options that were exercisable on the date prior to the optionee's death may be exercised by the optionee's executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer period as the Board may determine prior to the expiration of such one-year period) beginning with the date of the optionee's death, but in no event beyond the Option Termination Date.

                  (f) Rights in the Event of Total Disability. In the event that the employment and/or directorship of an optionee with a Participating Company is terminated by reason of Total Disability, all options that


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are not exercisable shall terminate on the employment/directorship termination date. Options that were exercisable on the employment/directorship termination date may be exercised at any time within the one-year period (or such longer period as the Board may determine prior to the expiration of such one-year period) beginning with the commencement of the optionee's Total Disability (as determined by the Board) but in no event beyond the Option Termination Date.

                  (g) Leave of Absence. An approved leave of absence shall not constitute a termination of employment under the Plan. An approved leave of absence shall mean an absence approved pursuant to the policy of a Participating Company for military leave, sick leave, or other bona fide leave, not to exceed ninety (90) days or, if longer, as long as the employee's right to re-employment is guaranteed by contract, statute or the policy of a Participating Company. Notwithstanding the foregoing, in no event shall an approved leave of absence extend an option beyond the Option Termination Date.

12.               EXERCISE OF OPTIONS; NON-TRANSFERABILITY

                  (a) Exercise of Options. Vested options may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of shares of Stock to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 12(b) below and the full amount of any federal and state withholding and other employment taxes applicable to such person as a result of such exercise. No shares of Stock shall be issued until full payment of the purchase price and applicable withholding tax has been made. Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned shares notwithstanding the exercise of the option.

                  (b) Payment. Full payment of the purchase price for the Stock as to which an option is being exercised shall be made (i) in United States dollars in cash or by check in a form satisfactory to the Company, (ii) at the Grantee's election, and subject to discretion of the Board, through delivery of Shares having a Fair Market Value on the day immediately preceding the day notice of exercise is received by the Company equal to the cash exercise price of the option, (iii) in accordance with a so-called cashless exercise plan established with a securities brokerage firm, or (iv) by any combination of the permissible forms of payment.

                  (c) Non-Transferability of Options. Except as the Board may otherwise determine, no option may be transferred other than by will or by the laws of descent and distribution, and during an optionee's lifetime an option may be exercised only by the Grantee.

13.               RESTRICTED STOCK

                  (a) Grant of Restricted Stock. The Board may from time to time grant Restricted Stock to certain employees and directors of a Participating Company, subject to such restrictions, conditions and other terms, if any, as the Board may determine.

                  (b) Restrictions. At the time a Grant of Restricted Stock is made, the Board may establish a period of time (the "Restricted Period") during which a Grantee's right to all or a portion of such Restricted Stock shall vest over time, subject to certain terms and conditions. Each Grant of Restricted Stock may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe forfeiture or vesting conditions in addition to or other than the expiration of the Restricted Period. The Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock.

                  (c) Restricted Stock Certificates. Orbital shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee. The Secretary of Orbital shall hold such certificates for the Grantee's benefit until such time as the restrictions lapse or the Restricted Stock is forfeited to Orbital.


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                  (d)      Rights of Holders of Restricted Stock. Unless the
Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

                  (e) Termination of Employment. Upon termination of the employment/directorship of a Grantee with Orbital, other than by reason of death or Total Disability, any Restricted Stock held by such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

                  (f) Rights in the Event of Total Disability or Death. The rights of a Grantee with respect to Restricted Stock in the event such Grantee terminates employment/directorship with Orbital by reason of Total Disability or death shall be determined by the Board at the time of Grant.

                  (g) Delivery of Stock and Payment Therefor. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock shall lapse, and, upon payment by the Grantee to Orbital, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

14.               FORFEITURE CONDITIONS.

                  The Board may provide in an Award Agreement for conditions of forfeiture for "cause" of any Grantee's rights with respect to a Grant. "Cause" shall include engaging in an activity that is detrimental to the Company including, without limitation, criminal activity, failure to carry out the duties assigned to the Grantee as a result of incompetence or willful neglect, conduct casting such discredit on the Company as in the opinion of the Board justifies termination or forfeiture of the Grant, or such other reasons, including the existence of a conflict of interest, as the Board may determine. "Cause" is not limited to events that have occurred prior to the Grantee's termination of service, nor is it necessary that the Board's finding of "cause" occur prior to such termination. If the Board determines, subsequent to a Grantee's termination of service but prior to the exercise of any rights under a Grant, that either prior or subsequent to the Grantee's termination the Grantee engaged in conduct that would constitute "cause," then the rights with respect to a Grant shall be forfeited.

15.               COMPLIANCE WITH SECURITIES LAWS.

                  (a) The delivery of Stock upon the exercise of an option or lapse of a Restricted Period shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) all applicable listing requirements of any national securities exchange or national market system on which the Stock is then listed or quoted, and (iii) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option or receipt of Restricted Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

                  (b) It is the intent of the Company that Grants pursuant to the Plan and the exercise of options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3 in respect of an employee or director subject to
Section 16(b) of the Exchange Act, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that


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Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or take advantage of any features of the revised exemption or its replacement.

16.               MERGERS, etc.

                  (a) Effect on Options and Plan. Except as otherwise provided herein, all options outstanding under the Plan shall accelerate and become immediately exercisable for a period of fifteen days (or such longer or shorter period as the Board may prescribe) immediately prior to the scheduled consummation of a Terminating Transaction, which exercise shall be (i) conditioned upon the consummation of the Terminating Transaction and (ii) effective only immediately before the consummation of such Terminating Transaction. Upon consummation of any such event, the Plan and all outstanding but unexercised options shall terminate. Notwithstanding the foregoing, to the extent provision is made in writing in connection with such Terminating Transaction, for the continuation of the Plan and the assumption of options under the Plan theretofore granted, or for the substitution for such options of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, then the Plan and options theretofore granted shall continue in the manner and under the terms so provided, and the acceleration and termination provisions set forth in the first two sentences of this Section 16(a) shall be of no effect. The Company shall send written notice of a Terminating Transaction to all individuals who hold options not later than the time at which the Company gives notice thereof to its stockholders.

                  b. Effect on Restricted Stock. All outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed immediately prior to the occurrence of a Terminating Transaction.

17.               TAXES

                  The Board shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of options, or the vesting of or other lapse of restrictions applicable to Restricted Stock, or with respect to the disposition of Stock acquired pursuant to the Plan, including, but without limitation, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to a Grantee, or requiring a Grantee (or the optionee's beneficiary or legal representative), as a condition of a Grant or exercise of an option or receipt of Restricted Stock, to pay to the appropriate Participating Company any amount required to be withheld, or to execute such other documents as the Board deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation.

18.               EMPLOYMENT RIGHTS

                  Neither the adoption of the Plan nor the making of any Grants shall confer upon any Grantee any right to continue as an employee or director of, or consultant or adviser to, any Participating Company or affect in any way the right of any Participating Company to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Grants under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Grantee even if the termination is in violation of an obligation of the Company to the Grantee by contract or otherwise.

19.               AMENDMENT OR TERMINATION OF PLAN

                  (a) Neither adoption of the Plan nor the making of any Grants shall affect the Company's right to make awards to any person that is not subject to the Plan, to issue to such persons Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

                  (b) The Board may at any time discontinue granting awards under the Plan. With the consent of the Grantee, the Board may at any time cancel an existing Grant in whole or in part and make any other Grant for such number of shares as the Board specifies. The Board may at any time, prospectively or retroactively, amend the Plan or any outstanding Grant for the purpose of satisfying the requirements of I.R.C. Section 422 or of any changes


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in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall materially adversely affect the rights of any Grantee (without the Grantee's consent) under any outstanding Grant.

                  (c) In the Board's discretion, the Board may, with an optionee's consent, substitute Nonstatutory Options for outstanding Incentive Options, and any such substitution shall not constitute a new option grant for the purposes of the Plan, and shall not require a revaluation of the option exercise price for the substituted option. Any such substitution may be implemented by an amendment to the applicable option agreement or in such other manner as the Board in its discretion may determine.

20.               GENERAL PROVISIONS

                  (a) Titles and Headings. Titles and headings of sections of the Plan are for convenience of reference only and shall not affect the construction of any provision of the Plan.

                  (b) Governing Law. The Plan shall be governed by, interpreted under and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Delaware, applicable to agreements made and to be performed wholly within the State of Delaware.

                  (c) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.



                             *       *       *


                  The Plan was duly adopted by the Board of Directors of the Company as of January 24, 1997.


                                          /s/ Leslie C. Seeman
                                       -----------------------
                                       Leslie C. Seeman
                                       Senior Vice President, General Counsel
                                       and Secretary of the Company




                  The Plan was duly approved by the stockholders of the Company on April 24, 1997.


                                          /s/ Leslie C. Seeman
                                       -----------------------
                                       Leslie C. Seeman
                                       Senior Vice President, General Counsel
                                       and Secretary of the Company




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